MEMBERSHIP INTEREST PURCHASE AGREEMENT

Dated the ______ day of October, 2005

BETWEEN:

POLAR ARC HOLDING COMPANY, INC., a California corporation
72-325 B Manufacturing Road
Thousand Palms, CA
92276

CHRIS FORSBERG
79875 Kingston Dr
Bermuda Dunes CA
92203

JOSEPH PIKE
30862 Marilyn Drive
Laguna Beach, California
92651

(collectively, the "Vendors" and each a "Vendor")

AND:

EPOD INTERNATIONAL INC.
2223 Hayman Road
Kelowna, BC
V1Z 1Z6

(the "Purchaser")

WHEREAS:

A. The Vendors are the beneficial owners of all of issued and outstanding membership interests in the capital of Enviromech Industries, LLC, a Delaware limited liability company of 72-325B Manufacturing Road, Thousand Palms, California, USA 92176 (the "Company") as follows:

Polar Arc Holding Company, Inc.	55%
Joseph Pike	30%
Chris Forsberg	15%

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase all of the issued and outstanding membership interests in the Company from the parties in the amounts as listed in Recital A (the "Membership Interests").

In consideration of the representations, warranties, covenants and agreements in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties represent, warrant, covenant and agree as follows:

1. SALE AND PURCHASE

1.1 The Vendors hereby agree to sell and do hereby sell, and the Purchaser hereby agrees to buy and does hereby buy, the Membership Interests on the terms and conditions herein contained.

2. PURCHASE PRICE

2.1 The purchase price shall be CAD $504,000 (the "Purchase Price").

2.2 The Purchase Price shall be paid by transfer of 350,000 shares of common stock of the Purchaser issued as follows:

(a) 105,000 shares to Joseph Pike;

(b) 192,500 shares to Polar Arc Holding Company, Inc.; and

(c) 52,500 shares to Chris Forsberg

(collectively, the "Restricted Stock").

2.3 The delivery of the share consideration referred to in s. 2.2 above shall be subject to the provision that the certificates representing the Restricted Stock shall contain no restrictive legends and shall be subject to no trading restrictions under any applicable securities legislation other than the provisions of Rule 144(d) promulgated under the United States Securities Act of 1933.

2.4 The Purchaser shall obtain the written undertaking of all directors, senior officers and holders of 10% or more of the issued and outstanding common stock of the Purchaser to refrain from selling or offering for sale any shares of the common stock of the Purchaser for a period of at least 90 days from the date on which the Restricted Stock becomes free-trading (the "Restriction Removal Date"), or, in the event that the Restricted Stock does not become free-trading within 180 days of the Closing Date, then for a period equal to the earlier of:

(a) 18 months from the Closing Date; and

(b) the date on which the Vendors' sell the last of the Restricted Stock to an arms-

length third party.

3. VENDORS' REPRESENTATIONS AND WARRANTIES

In order to induce the Purchaser to enter into and consummate this Agreement, the Vendors represent and warrant and covenant with the Purchaser as follows:

3.1 The Company is a limited liability company duly incorporated under the laws of the State of Delaware, is not a reporting company, and is a valid and subsisting company in good standing in the Office of the Department of State, in the State of Delaware.

3.2 The Company carries on business in California, and does not carry on significant business in any other State or Territory of the United States, nor in any other country.

3.3 The Membership Interests constitute 100% of the issued and outstanding membership interests in the Company.

3.4 The Vendors each own their respective Membership Interests as the legal and beneficial owners thereof, free of all liens, claims, charges and encumbrances whatsoever. The Vendors have due and sufficient right and authority to enter into this Agreement upon the terms and conditions herein set forth, and to transfer the legal and beneficial title and ownership of the Membership Interests to the Purchaser.

3.5 Other than the Membership Interests, there are no other issued membership interests in the Company and no person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Membership Interests, any other membership interests in the Company or any right capable of becoming an agreement for the purchase, subscription or issuance of any unissued membership interests in the Company.

3.6 The Company has the corporate power to own the properties owned by it and to carry on the business as carried on by it, and is duly qualified to carry on business in the State of California.

3.7 The Company holds all licenses and permits as may be requisite for carrying on its business in the manner in which it has heretofore carried on.

3.8 The financial statements of the Company as at July 31, 2005, which are attached hereto as the Schedule of Unaudited Financial Statements, are true and correct in every material respect and present fairly the financial position of the Company as at July 31, 2005, and the result of its operations for the six month period then ended, in accordance with generally accepted accounting principles applied on a basis consistent with that of previous periods.

3.9 Other than as disclosed in the financial statements provided to the Purchaser on or before the Closing Day, the Company is not indebted to any of the Vendors or any affiliate, or member or manager of the Company or any affiliate.

3.10 No dividends or other distributions on any membership interests in the Company have been made, declared or authorized.

3.11 No payments of any kind have been made or authorized since July 31, 2005, to or on behalf of the Vendors or to or on behalf of officers, directors, shareholders or employees of the Company or under any management agreements with the Company, save and except in the ordinary course of business, and at the regular rates of salary or management fees payable to them.

3.12 Since July 31, 2005:

(a) there has not been any material adverse change in the financial position or condition of the Company or any damage, loss, or other change in circumstances materially affecting the business or property of the Company or its right or capacity to carry on business;

(b) the Company has not waived or surrendered any right of material value;

(c) the Company has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business;

(d) the business of the Company has been carried on in the ordinary course; and

(e) no material capital expenditures have been authorized or made.

3.13 The Articles of Organization and Operating Agreement of the Company have not been altered since incorporation of the Company except that the interest of Greg Gill identified in the Operating Agreement was purchased and distributed to the other members of the Company pursuant to the certain Share Purchase Agreement dated February 18, 2004 so that the Membership Interests are now held in the respective percentages identified in Recital A. Said membership interests belonging to Greg Gill were in the past subject to a security interest in favor of Greg Gill which has been released by payment of all indebtedness to Greg Gill as provided in the Share Purchase Agreement dated February 18, 2004.

3.14 The Company does not have any contracts, agreements, pension plans, profit sharing plans, bonus plans, undertakings or arrangements whether oral, written or implied with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors or others which cannot be terminated on not more than one month's notice, without compensation, liability or payment.

3.15 The Company has complied with the terms and conditions of all agreements referred to in paragraph 3.14 hereof and is not aware of any default by the Company or the other party to such agreement.

3.16 There is no basis for and there are no actions, suits, judgments, investigations, arbitration

hearings or proceedings of any kind outstanding or pending or to the knowledge of the Company or the Vendors threatened against or affecting the Company at law or in equity, or before or by any Federal, State, Municipal or other Governmental Department, Commission, Board, Bureau or Agency, whatsoever.

3.17 The Company is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it.

3.18 There are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Company.

3.19 The Company has not experienced nor is it aware of any occurrence or event which has had or might reasonably be expected to have a materially adverse effect on its business or the results of its operations.

3.20 Other than as disclosed in the financial statements provided to the Purchaser on or before the Closing Day, neither the Vendors nor any officer, director, employee or shareholder of the Company is now indebted or under obligation of the Company on any account whatsoever.

3.21 All material transactions of the Company have been promptly and properly recorded or filed in the Company's books and records. The Minute Books of the Company together with all records of the meetings and proceedings of the members and directors thereof are complete and accurate.

3.22 Since the date of its incorporation the Company has been and is carrying on the business of the design and manufacturing of fuel systems and acting as management and engineering consultants.

3.23 The performance of this Agreement will not be in violation of the Articles of Organization and Operating Agreement of the Company or of any agreement to which the Vendors or the Company are a party, and will not give any person or the Company any right to terminate or cancel any agreement or any right enjoyed by the Company and will not result in a creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the assets of the Company.

3.24 The Company maintains such insurance against loss or damage to its assets and with respect to public liability as is reasonable and prudent for a company such as the Company.

3.25 Neither the Vendors nor any company controlled by it own any property or assets which were used by the Company or are necessary or useful in the conduct of its business.

3.26 The Company does not own, directly or indirectly, any shares or membership interests in any other company or firm.

3.27 All the assets of the Company are in a reasonable state of repair for their age and are in working order and are fit for the purposes for which they are intended.

3.28 The Vendor will diligently seek approval of the transaction contemplated herein from all governmental regulatory authorities whose approval is required.

3.29 The Vendor will permit the Purchaser and its authorized agents and employees the right to inspect all books of account, financial information, tax returns and supplemental schedules of the Company at all reasonable times prior to the Closing Date.

The representations, warranties, covenants and agreements by the Vendors contained in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transaction contemplated hereby shall be true at and as of the time of closing, as though the same were made at and as of such time. Notwithstanding any investigation or inquiries made by the Purchaser prior to closing or the waiver of any condition by the Purchaser, the representations, warranties, covenants and agreements of the Vendors shall survive the Closing Date and notwithstanding the closing of the purchase and sale herein provided for, shall continue in full force and effect. In the event that any of the said representations and warranties are found to be incorrect, or there is a breach of any covenant or agreement of the Vendors, which incorrectness or breach shall result in any loss or damage sustained directly or indirectly by the Purchaser, then the Vendors shall be jointly and severally liable to pay the amount of such loss or damage to the Purchaser.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

In order to induce the Vendors to enter into and consummate this Agreement, the Purchaser represents and warrants and covenants with the Vendors as follows:

4.1 The Purchaser has been duly incorporated and organized and validly exists as a limited liability corporation under the laws of the State of Delaware, USA and has the requisite corporate power and authority to carry on its business as it is now being conducted.

4.2 The Purchaser has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized under its Operating Agreement and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement and the transactions contemplated hereby.

4.3 This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable by the Vendors against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and to general principles of equity.

4.4 The execution and delivery by the Purchaser of this Agreement and the performance by it of its obligations hereunder will not:

(a) result in a violation or breach of any provision of:

(i) its Articles of Organization or Operating Agreement;

(ii) any agreement, contract, licence, franchise or permit to which it is a party or by which it is bound; or

(iii) any law, regulation, order, judgment or decree to which it is subject or by which it is bound;

(b) give rise to any right of termination or acceleration of indebtedness under any such agreement, contract, licence, franchise or permit; or

(c) result in the imposition of any encumbrance, charge or lien upon any of its assets, other than any such violations, breaches, rights or encumbrances, charges or liens that will not, individually or in the aggregate, prevent or materially delay consummation of the transaction contemplated by this Agreement.

4.5 The Purchaser has made adequate arrangements to ensure that the required consideration is available to effect payment in full for all Membership Interests that the Purchaser has agreed under section 1.1 of this Agreement to acquire.

The representations, warranties, covenants and agreements by the Purchaser contained in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transaction contemplated hereby shall be true at and as of the time of closing, as though made at and as of such time. Notwithstanding any investigation or inquiries made by the Vendor prior to closing or the waiver of any condition by the Vendor, the representations, warranties, covenants and agreements of the Purchaser shall survive the Closing Date and notwithstanding the closing of the purchase and sale herein provided for, shall continue in full force and effect. In the event that any of the said representations and warranties are found to be incorrect, or there is a breach of any covenant or agreement of the Purchaser, which incorrectness or breach shall result in any loss or damage sustained directly or indirectly by the Vendors, then the Purchaser shall be liable to pay the amount of such loss or damage to the Vendors.

5. CONDITIONS PRECEDENT FOR PURCHASER

All obligations of the Purchaser under this Agreement are subject to the fulfillment, prior to closing, of each of the following conditions:

5.1 The Vendors shall have caused to be delivered to the Purchaser an opinion of the solicitors for the Company in form and substance reasonably satisfactory to the Purchaser's lawyer, dated the Closing Date to the effect that:

(a) the Company is duly organized and validly existing under the laws of the State of Delaware and is in good standing in the office of the Registrar of Companies in Delaware;

(b) all necessary steps and corporate proceedings have been taken to permit the Membership Interests to be duly and validly transferred and registered in name of the Purchaser;

(c) the number of authorized and issued Membership Interests of the Company are as warranted by the Vendors and all issued Membership Interests are duly authorized, validly issued and outstanding as fully paid and non-assessable; and

(d) such solicitors know of no claim, judgment, actions, suits, litigation, proceedings or investigations, actual, pending or threatened against the Company which might materially affect any business, property, assets, prospects, or conditions, financial or otherwise of the Company or which could result in any material liability to the Company, save and except as disclosed in this Agreement.

5.2 The Vendors shall transfer their respective Membership Interests to the Purchaser and such Membership Interests shall be registered in the books of the Company in the name of the Purchaser at the time of closing.

5.3 The representations and warranties of the Vendors as set forth in this Agreement shall be true and correct as of the date of the Agreement and shall be true and correct as of the date of closing, as if made by the Vendor on the Closing Date.

5.4 The Manager, Directors and Officers of the Company shall have tendered their resignations as Manager, Directors and Officers respectively, effective as of the Closing Date.

5.5 The Vendors shall have received approval from all governmental and regulatory authorities whose approval is required to complete the transaction contemplated herein.

5.6 The Purchaser's lawyer shall have received the Company's Records Book and approved the contents of the same.

The foregoing conditions are considered for the exclusive benefit of the Purchaser and may be waived by it in whole or in part at any time.

6. CONDITIONS PRECEDENT FOR THE VENDORS

All obligations of the Vendors or each of them under this Agreement are subject to the fulfillment, prior to closing, of each of the following conditions:

6.1 The Purchaser's Canadian affiliate, Epod Industries Inc., a corporation incorporated under the Canada Business Corporations Act, and the shareholders of the Company's Canadian affiliate, Enviromech Industries Ltd., a British Columbia company, shall enter into a mutually agreeable share purchase agreement.

6.2 The Purchaser shall retain the Company's existing management to operate the Company following the closing and the Purchaser shall enter into mutually agreeable individual

management contracts with the Vendors or each of them with bonus plans tied to the Company's financial performance.

7. CLOSING

7.1 The sale and purchase of the Membership Interests and the other transactions contemplated by this Agreement shall be closed at the offices of Pushor Mitchell LLP, 3rd Floor - 1665 Ellis Street, Kelowna, British Columbia, on October 6, 2005, at 5:00 o'clock in the afternoon, or on such other date or at such other place as may be agreed upon, which date is referred to herein as the "Closing Date" provided always that the Purchaser may extend the Closing Date to October 14, 2005 if, in its sole discretion, the purchase and sale contemplated herein cannot be closed on October 6, 2005.

8. NOTICES

8.1 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mail with postage prepaid addressed as follows:

(a) To the Vendors: c/o Richard Montgomery
Pushor Mitchell LLP
Barristers & Solicitors
3rd Floor, 1665 Ellis Street
Kelowna, British Columbia
V1Y 2B3

(b) To the Purchaser: EPOD International Inc.
2223 Hayman Road
Kelowna, BC
V1Z 1Z6

or at such other address that may be given in writing by the Vendor or the Purchaser, and shall be deemed to have been received, if delivered, on the date of delivery, and if mailed as aforesaid, in the Province of British Columbia, then on the 3rd business day following the postage thereof.

9. PARTIES AND INTEREST

9.1 This Agreement shall enure to the benefit of and shall be binding upon the parties hereto, and their respective heirs, administrators, executors, successors and assigns,

10. GENERAL

10.1 Time shall be of the essence of this Agreement.

10.2 The Vendors shall have until 5:00 o'clock in the afternoon of October 6, 2005, to execute

this Agreement and provide the Purchaser with a copy of the Agreement so executed.

10.3 This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

Signed by the parties as of the date on the first page.

SIGNED, SEALED & DELIVERED in the presence of: ________________ Signature AUBREY FORSBERG Print Name 29375 KINGSTON DR [illegible] CA Address ________________ Occupation	________________ CHRIS FORSBERG
SIGNED, SEALED & DELIVERED in the presence of: ________________ Signature ________________ Print Name ________________ Address ________________ Occupation	________________ JOSEPH PIKE

this Agreement and provide the Purchaser with a copy of the Agreement so executed.

10.3 This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument.

Signed by the parties as of the date on the first page.

SIGNED, SEALED & DELIVERED
in the presence of:

Signature

Print Name

Address

Occupation

CHRIS FORSBERG

SIGNED, SEALED & DELIVERED
in the presence of:

A Kozun
Signature

Aimee Kozun
Print Name

13118 50th Street.
Address

Occupation

JOSEPH PIKE

POLAR ARC HOLDING COMPANY INC.

Per:______________________________
Authorized Signatory

Per:______________________________
Authorized Signatory

EPOD INTERNATIONAL INC.

Per:______________________________
Authorized Signatory

Per:______________________________
Authorized Signatory

SCHEDULE OF UNAUDITED FINANCIAL STATEMENTS

Enviromech Industries LLC
Income Statement 8/1/2004 to 7/31/2005

REVENUE		
Sales Revenue		
Sales for Installs to EMI CDN	125,225.00	
Sales for Engineering to EMI CDN	181,895.50	
Sales for S&M to EMI CDN	97,550.00	
Sales Service Work	60,211.50	
Sales Aftermarket	28,135.00	
Gross Sales		493,017.00
General Sales		900.00
Net Sales		493,917.00
Other Revenue		
Freight Revenue		172.81
Miscellaneous Revenue		1,085.97
Total Other Revenue		1,258.78
TOTAL REVENUE		495,175.78
EXPENSE		
Cost of Goods Sold		
Install COGS		26,624.93
Assembly COGS		6,420.73
Service Work COGS		4,634.52
Aftermarket Sales COGS		6,091.09
Adjustment Write-off		(44.04)
Net Purchases		0.00
Freight In Expense		7,808.71
Freight Out Expense		5,648.50
Total Cost of Goods Sold		57,184.44
Payroll Expenses		
Shop Wages & Salaries		47,460.92
Engineering Wages		55,276.35
Sales & Marketing Wages		60,986.69
Medicare Tax Expense		444.03
Federal Tax (Wages)		50,947.33
State taxes (Wages)		8,632.84
Employee Benefits		23,886.00
Employee Per Diems		450.00
SCIF		8,788.80
Total Payroll Expense		256,872.96
General & Administrative Expenses		
Accounting & Legal		8,614.91
Advertising & Promotions		3,120.72
Credit Card Charges		1,103.39
Currency Exchange & Rounding		25.26

Amortization Expense	24,088.10
Warranty	1,000.00
Insurance	33,116.28
Interest & Bank Charges	19,033.53
Office Supplies	3,591.08
Shop Supplies	5,302.98
Property Taxes	412.86
Miscellaneous	1,505.00
Rent	28,189.12
Repair & Maintenance	80.00
Auto Expenses	16,013.57
Home Office Sales and Marketing	5,896.24
Telephone	10,474.30
Training Expense	704.07
Sales Travel & Entertainment	23,277.88
Utilities	2,354.95
Licenses	384.15
Training	3,327.45
Total General & Admin. Expenses	191,615.84
TOTAL EXPENSE	505,673.24
NET INCOME	(10,497.46)

Generated On: 8/26/2005

Enviromech Industries LLC
Balance Sheet As at 7/31/2005

ASSETS

Current Assets		
Checking US Bank Account	(14,261.77)	
Total Cash		(14,261.77)
Total Credit Cards Receivable		0.00
Accounts Receivable	31,260.96	
SHAREHOLDER LOAN	1.00	
Total Receivable		31,261.96
Prepaid Expense & Deposits		2,521.68
Total Current Assets		19,521.87
Inventory Assets		
Work In Process		0.05
Total Inventory Assets		0.05
Fixed Assets		
Net - Plant Start-up		0.00
Office Furniture & Equipment	17,524.10	
Accum. Amort. - Furn & Equip.	(6,467.77)	
Net - Furniture & Equipment		11,056.33
Computer Equipment	932.02	
Net - Computer Equipment		932.02
Shop Tools & Equipment	2,283.89	
Accum. Amort. - Shop Tools & Equip	(1,472.97)	
Net - Shop Tools & Equipment		810.92
Vehicle	34,469.00	
Accum. Ammort - Vehicle	(9,766.22)	
Net - Vehicle		24,702.78
Total Fixed Assets		37,502.05
Other Non-Current Assets		
Organization Costs	59,092.00	
Accum. Amort. -Organization	(23,636.51)	
Net - Organization Costs		35,455.49
Net Research & Development		0.00
Total Other Non-Current Assets		35,455.49
TOTAL ASSETS		92,479.46
		============

LIABILITIES

Current Liabilities	
Accounts Payable	28,133.50
Credit Card Payable	0.00
US Visa Greg Gill	0.00
US Visa Joe Pike	0.00
US Visa Chris Forsberg 4888	0.00
US Capitol One MC - Joe Pike	0.00

US Visa CF 4003	0.00
Corporate Taxes Payable	0.00
Vacation Payable	0.00
Federal Income Tax Payable	0.00
Payroll Taxes Payable	0.00
State Income Tax Payable	0.00
Social Security Tax Payable	0.00
Medicare Tax Payable	0.00
FUTA Payable	0.00
SUTA Payable	0.00
SDI Payable	0.00
Local Tax Payable	0.00
State Sales Tax Payable	1,140.38
Total Current liabilities	29,273.88
Long Term liabilities	
Advance to EMI CDN Payable	120,691.66
Company Truck Loan	20,001.28
Loans from Shareholders	12,000.00
Total Long Term liabilities	152,692.94
TOTAL LIABILITIES	181,966.82
EQUITY	
Share Capital	
Common Shares	0.00
Preferred Shares	0.00
Total Share Capital	0.00
Retained Earnings	
Retained Earnings - Previous Year	(78,989.90)
Current Earnings	(10,497.46)
Total Retained Earnings	(89,487.36)
TOTAL EQUITY	(89,487.36)
LIABILITIES AND EQUITY	92,479.46

Generated On: 8/26/2005

Enviromech Industries LLC
Balance Sheet As at 9/29/2005

ASSETS

Current Assets		
Checking US Bank Account	(4,391.37)	
Total Cash		(4,391.37)
Total Credit Cards Receivable		0.00
Accounts Receivable	(15,005.26)	
SHAREHOLDER LOAN	1.00	
Total Receivable		(15,004.26)
Prepaid Expense & Deposits		2,521.68
Total Current Assets		(16,873.95)
Inventory Assets		
Work In Process		0.05
Total Inventory Assets		0.05
Fixed Assets		
Net - Plant Start-up		0.00
Office Furniture & Equipment	17,524.10	
Accum. Amort. - Furn & Equip.	(6,467.77)	
Net - Furniture & Equipment		11,056.33
Computer Equipment	932.02	
Net - Computer Equipment		932.02
Shop Tools & Equipment	2,552.19	
Accum. Amort. - Shop Tools & Equip	(1,472.97)	
Net - Shop Tools & Equipment		1,079.22
Vehicle	34,469.00	
Accum. Ammort - Vehicle	(9,766.22)	
Net - Vehicle		24,702.78
Total Fixed Assets		37,770.35
Other Non-Current Assets		
Organization Costs	59,092.00	
Accum. Amort. -Organization	(23,636.51)	
Net - Organization Costs		35,455.49
Net Research & Development		0.00
Total Other Non-Current Assets		35,455.49
TOTAL ASSETS		56,351.94
		============

LIABILITIES

Current Liabilities		
Accounts Payable		24,316.51
Credit Card Payable		0.00
US Visa Greg Gill		0.00
US Visa Joe Pike		0.00
US Visa Chris Forsberg 4888		(997.75)
US Capitol One MC - Joe Pike		0.00

US Visa CF 4003	0.00
Corporate Taxes Payable	0.00
Vacation Payable	0.00
Federal Income Tax Payable	0.00
Payroll Taxes Payable	0.00
State Income Tax Payable	0.00
Social Security Tax Payable	0.00
Medicare Tax Payable	0.00
FUTA Payable	0.00
SUTA Payable	0.00
SDI Payable	0.00
Local Tax Payable	0.00
State Sales Tax Payable	1,418.63
Total Current liabilities	24,737.39
Long Term liabilities	
Advance to EMI CDN Payable	120,691.66
Company Truck Loan	18,710.96
Loans from Shareholders	17,000.00
Total Long Term liabilities	156,402.62
TOTAL LIABILITIES	181,140.01
EQUITY	
Share Capital	
Common Shares	0.00
Preferred Shares	0.00
Total Share Capital	0.00
Retained Earnings	
Retained Earnings - Previous Year	(97,399.42)
Current Earnings	(27,388.65)
Total Retained Earnings	(124,788.07)
TOTAL EQUITY	(124,788.07)
LIABILITIES AND EQUITY	56,351.94

Generated On: 9/30/2005